Consent of Ernst & Young LLP, Independent Auditors


     We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 333-57673 and No. 333-83151) pertaining to the Sonus Corp. Second Amended and Restated Stock Award Plan of our report dated November 9, 2001, except paragraph 2 of Note 7, as to which the date is November 19, 2001, with respect to the consolidated financial statements and schedule of Sonus Corp. included in the Annual Report (Form 10-K) for the year ended July 31, 2001.


                                        /s/ Ernst & Young LLP



Seattle, Washington
November 29, 2001